UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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STANDARD MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STANDARD MANAGEMENT
NOTICE OF
2 0 0 7
ANNUAL MEETING
&
PROXY STATEMENT

NOTICE OF 2007 ANNUAL MEETING

Time:	Friday, September 7, 2007 9:00 a.m., local time

Place:	Standard Management Corporation 10689 North Pennsylvania Indianapolis, Indiana 46280 Browning Auditorium

Proposals:	1. To elect two Class III directors to our Board of Directors for a three-year term and two Class II directors to our Board of Directors for a two-year term.

2. To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who Can Vote:	You can vote if you were a shareholder of record on July 20, 2007.

Annual Report:	A copy of our 2006 Annual Report is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about August 13, 2007.
By order of the Board of Directors
Ronald D. Hunter, Chairman of the Board, President and Chief Executive Officer

STANDARD MANAGEMENT
To our Shareholders:
     You are cordially invited to attend our 2007 Annual Meeting, which will be held on Friday, September 7, 2007 at 9:00 a.m. local time in the Browning Auditorium at our headquarters in Indianapolis, Indiana.
     The matters to be considered at the meeting are described in the accompanying Notice of 2007 Annual Meeting and Proxy Statement.
     Regardless of your plans for attending in person, you can be sure that your shares are represented at the meeting by promptly voting and submitting your proxy through the internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in the enclosed post-paid envelope. If you attend the Annual Meeting in person and wish to vote in person, you may withdraw your proxy and vote your shares personally.
     We look forward to the 2007 Annual Meeting.

Sincerely,

Ronald D. Hunter Chairman of the Board, President and Chief Executive Officer
August 13, 2007

ABOUT THE MEETING
Why is this Proxy Statement being furnished to Shareholders?
This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Standard Management Corporation (“we”, “our”, “us”, “Standard Management” or the “Company”) for use at our 2007 Annual Meeting (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card were first sent or given to shareholders on or about August 13, 2007.
When and where is the Annual Meeting being held?
The 2007 Annual Meeting will be held at 9:00 a.m. on Friday, September 7, 2007 in the Browning Auditorium at our main office, 10689 North Pennsylvania, Indianapolis, Indiana 46280.
What am I voting on?
1.	The election of two (2) Class III directors to our Board of Directors for a three-year term and two (2) Class II directors to our Board of Directors for a two-year term

2.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Who is entitled to vote?
Each shareholder of record of our common stock at the close of business on July 20, 2007 (the “Record Date”) is entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each voting matter.
What constitutes a quorum at the meeting?
A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On the Record Date, there were 43,102,092 shares of common stock outstanding and entitled to vote.
A list of the shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose applicable to the meeting, during normal business hours, for a period of ten days prior to the meeting at our principal executive offices located at 10689 North Pennsylvania, Indianapolis, Indiana 46280. Our telephone number at this address is (317) 574-6224.
How many votes are required for the approval of each item?
The two nominees for Class II and III directors receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.
Broker nonvotes:
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, the broker may vote your shares at its discretion.
How do I vote before the meeting?
You have three voting options:
▪	By internet, following the instructions on your proxy card; or
▪	By telephone, following the instructions on your proxy card; or
▪	By mail by completing, signing and returning the enclosed proxy card.
The proxies will vote your shares according to your instructions.
Can I vote at the meeting?
You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy as described above.
What if I return my proxy card but do not provide voting instructions?
If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of our Board of Directors as discussed in this Proxy Statement. A proxy may indicate that all or a portion of the shares represented are not being voted by the shareholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

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Can I revoke my proxy?
Yes. You may revoke your proxy at any time prior to voting at the Annual Meeting by (1) delivering written notice to Dr. Martial R. Knieser, our Secretary, (2) by submitting a subsequently dated proxy, or (3) by attending the Annual Meeting and voting in person.
What percentage of stock do our executive officers and directors own?
Sam Schmidt, one of our directors, owns approximately 46.4% of the outstanding shares of our common stock. All of our directors and executive officers together own an aggregate of approximately 52.3% of the outstanding shares. Each of our directors and executive officers has informed us that he intends to vote in favor of the election of each of the four nominees at the annual meeting. Thus, the election of the four nominees is assured.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
What is the current makeup of our Board of Directors?
     Our Board of Directors currently consists of five persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, shareholders will elect two Class II Directors and two Class III Directors. The terms of the current Class III Directors expire with this Annual Meeting.
How are Directors elected?
     Unless otherwise instructed, the proxies named on the proxy card will vote the proxies received by them FOR the four nominees recommended by our Board of Directors and named below. Shareholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as Class II and Class III Directors.
Who are this year’s nominees?
     Class III — Nominated To Serve Until the 2010 Annual Meeting
     Ronald D. Hunter, 55, Mr. Hunter has been our Chairman of the Board and Chief Executive Officer since our formation in June 1989, and President since June 2005. Previously, Mr. Hunter held several management and sales positions in the life insurance industry with a number of companies. Mr. Hunter has been widely recognized for his vision and leadership qualities, earning him the distinction of being a finalist four times for the Ernst & Young Entrepreneur of the Year award and becoming a winner in 2004 in the financial services category. He has also become well-known as the author of the book, Vision Questing: Turning Dreams into Realities.
     James H. Steane II, 62, Mr. Steane has been a director since 2002. In 1999, Mr. Steane retired from Fleet Bank after 29 years in corporate banking, where he held a number of positions, including Senior Vice President and Senior Lending Officer in the Insurance and Mutual Fund Group of Fleet Bank. Mr. Steane is also the past President of Junior Achievement of Hartford, Connecticut and the American School for the Deaf. Mr. Steane received his MBA from Adelphi University.
     Class II — Nominated To Serve Until the 2009 Annual Meeting
     Sam Schmidt, 42, was appointed to our Board of Directors on June 1, 2007. Mr. Schmidt owns Sam Schmidt Motorsports and has real estate holdings in several states. In addition, he has worked as a hospital administrator. Mr. Schmidt received his MBA from Pepperdine University in international finance. Mr. Schmidt is founder of the Sam Schmidt Paralysis Foundation.
     Dennis F. King, 60, was appointed to our Board of Directors on June 1, 2007. Mr. King is a CPA and managing partner of King, King, Allemen and Jensen in Burbank, California. Previously, Mr. King worked for Arthur Anderson & Company. Mr. King received his accounting degree form Brigham Young University. Mr. King is active in many industry organizations and has served on the Board of Trustees at The William S. Hart Union High School District for 18 years.
     Our Board of Directors recommends a vote FOR election of these nominees as directors of our Company.
Who are the directors, not up for re-election this year, who will continue to serve?
     Class I — Serving Until the 2008 Annual Meeting
     Dainforth B. French, Jr. 41, Mr. French has been a director since October 2004. Mr. French is President of Leonard and Company, the largest, Michigan-based full service brokerage firm. Prior thereto he served as

Managing Director of Donnelly Penman & Partners, an investment banking firm in Grosse Pointe, Michigan. Mr. French received his B.A. from Georgetown University and obtained his M.B.A. degree from the University of Detroit.
How long will this year’s nominees serve?
     The nominees for Class III Director, if elected, will serve three years until the 2010 Annual Meeting of shareholders and until his successor has been elected and qualified.
     The nominees for Class II Director, if elected, will serve two years until the 2009 Annual Meeting of shareholders and until his successor has been elected and qualified.
     Because the Indiana Business Corporation Law requires that the number of members of each of the three classes of our Board must be as nearly equal as possible, Mr. Schmidt and Mr. King are nominated for a term of only two years. When their terms expire at the 2009 meeting, they will be eligible for reelection to a full three-year term.
What if a nominee is unable or declines to serve?
     In the event that any nominee for our Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.
Can a shareholder nominate a person for election to our Board of Directors?
     Our shareholders may nominate a person for election to our Board of Directors. To do so, the shareholder must provide written notice which contains the information required by our Bylaws to the Secretary of the Company. For this meeting, any such notice must have been received at our principal executive office no later than the close of business on July 9, 2007. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by our Board of Directors.
Who are our executive officers?
As of the date of this Proxy Statement, our Executive Officers are:
Ronald D. Hunter, Chairman, President and Chief Executive Officer
Martial R. Knieser, Executive Vice President, Corporate Development
Mark B. L. Long, Executive Vice President, and Chief Operating Officer
Daniel K. Calvert, Executive Vice President and Chief Accounting Officer
Are the members of our Board of Directors independent?
     Our Board of Directors has determined that three of our five directors, Mr. Steane, Mr. French and Mr. King, are independent directors as defined in the listing standards of Nasdaq as currently in effect and satisfy the Nasdaq Marketplace Rules relating to financial literacy and experience (although we are no longer subject to the rules of Nasdaq).
How often did our board meet in 2006?
     Our Board of Directors met 15 times in 2006. Each director attended at least 75% of the meetings of the Board of Directors or committees on which they served.
How may shareholders communicate with members of the Board?
     Our shareholders may communicate directly with the members of the Board of Directors or individual members by writing directly to it or to those individuals, care of the Secretary of our Company at our principal executive offices, together with evidence of stock ownership. We strongly encourage our Board of Directors to attend our annual meeting of shareholders. Last year, all of our directors attended the annual meeting.
     All correspondence received is entered into a log for tracking purposes. The Secretary of the Company reviews such correspondence and provides the Board with a summary of such correspondence and a copy of any correspondence that, in the opinion of the Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires their attention, at each Board meeting. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of our finance department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Have we adopted a Code of Ethics?
     Yes. We have adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. We have also adopted a separate Code of Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, Chief Financial Officer, Treasurer and other designated financial employees. The complete text of each Code is available on our website at www.sman.com under Investor Relations. We intend to post any amendments to or waivers from the Code of Business Ethics and Conduct and Code of Ethics for Senior Financial Officers at the same location on our website.
What transactions have we had with related parties?
     In October 1997, the Company made an interest-free loan to Mr. Hunter, Chairman, President and Chief Executive Officer, in the amount of $775,500. The loan is repayable within 10 days of Mr. Hunter’s voluntary termination or resignation as our Chairman and Chief Executive Officer. In the event of a termination of Mr. Hunter’s employment following a change in control, the loan is deemed to be forgiven. As of December 31, 2006, all $775,500 remained outstanding under this loan. Pursuant to the Sarbanes- Oxley Act of 2002, the terms of this loan may not be amended.
     On February 20, 2007, the Company entered into a letter agreement with Mr. Sam Schmidt, pursuant to which Mr. Schmidt and certain of his affiliates have purchased 20,000,000 of the Registrant’s common shares at a purchase price of $0.10 per share. Pursuant to the letter agreement, on March 9, 2007 the Company issued to Mr. Schmidt a secured 7% promissory note, due May 1, 2008 (the "Secured Note") in the principal amount of $2,500,000, in exchange for Mr. Schmidt's surrender of a 6% convertible note due 2008 in the same principal amount that the Company sold to Mr. Schmidt in 2004. The Secured Note is secured by a first priority security interest in certain real estate of the Company located in Bloomington, Indiana. The interest rate on the Secured Note increased to 10% on June 1, 2007. The Company also granted to Mr. Schmidt a first priority security interest in the personal property of the Company and a pledge of the shares of the Company’s subsidiary, Precision Healthcare, Inc., securing the same indebtedness.
     Mr. Schmidt has agreed to vote his shares of the Company for the election to the Company’s Board of Directors of himself, Mr. Dennis F. King, Mr. Ronald D. Hunter, James H. Steane II, and Mr. Dainforth B. French, Jr. Mr. Schmidt, Mr. King, Mr. Hunter, Mr. Steane and Mr. French are all of the current members of the Board of Directors. Mr. Schmidt now beneficially owns approximately 46.4% of the Company’s outstanding common shares, and would have the voting power to ensure the election of the persons named above to the Board of Directors. Mr. Schmidt will have the power to direct the affairs of the Company.
     Pursuant to the letter agreement, Mr. Schmidt has granted to purchase 3,000,000 of the Company’s common shares to Mr. Ronald D. Hunter, 1,000,000 of the Company’s common shares to Dr. Mark B.L. Long, and 1,000,000 of the Company’s common shares to Dr. Martial R. Knieser. The exercise price of the options is $0.20 per share, and the options have a term of two years. Each of Mr. Hunter, Dr. Long and Dr. Knieser is an officer of the Company.
     Fifteen days after Mr. Schmidt’s purchase of all of the shares contemplated by the letter agreement, the Company became obligated to repay certain indebtedness owed either to Mr. Schmidt or his affiliates in the approximate principal amount of $200,000. Of the total indebtedness to Mr. Schmidt of $2,700,000, $210,000 has been paid as of the date of this proxy statement.
     Mr. Schmidt and his affiliates used personal funds to purchase the shares pursuant to the letter agreement.

What is our policy for review and approval of related party transactions?
     Our Board of Directors has adopted a written policy for review, approval and monitoring of transactions between the Company and “related parties.” Related parties are directors, executive officers, nominees to become a director, any person beneficially owning more than 5% of any class of our stock, immediate family members of any of the foregoing, and any entity in which any of the forgoing persons is employed or is a general partner or principal or in which the person has a 10% or greater beneficial ownership interest. The policy covers transactions involving amounts exceeding $120,000 in which a related person had, has or will have a direct or indirect interest.
     Procedures. The related party is required to notify our legal department of the facts and circumstances of any proposed related party transaction. The legal department makes an initial determination of whether the transaction is subject to the policy. If the legal department determines that the policy is applicable, the transaction is referred to our Audit Committee. Either the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings, considers the facts and circumstances of the proposed transaction and determines whether to approve the transaction. The Audit Committee or the chair, as the case may be, considers, among other things:
•	The benefits of the transaction to the Company;

•	The impact of the transaction on a director’s independence;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties.
     The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing a related party transaction. The Audit Committee or the chair may approve only transactions that they determine are in, or are not inconsistent with, the best interest of the Company.
     Ratification. If a transaction that was not a related party transaction when it was entered into becomes a related party transaction, or our CEO, CFO, general counsel or secretary become aware that a transaction that was not approved is a related party transaction, they must promptly submit the transaction for review by the Audit Committee.
     Annual Review. From time to time, the Audit Committee will review previously approved related party transactions that have a remaining term of six months or more or remaining amounts involved in excess of $120,000. Based on the factors described above, the Audit Committee determines whether to continue, modify or terminate the transaction.
What is our policy relating to attendance by our Board members at the annual meeting?
     We do not have a policy requiring the members of our Board of Directors to attend the annual meeting of shareholders. All three of the three directors serving at the time of our 2006 annual meeting of shareholders attended that meeting.
What are the committees of the Board?
     It is the primary responsibility of our Board of Directors to oversee the management of our business. To assist in carrying out its responsibilities, our Board of Directors has established the following four standing committees:

		Number of
Name of Committee and		Meetings in
Members	Functions of the Committee	2006
Executive: Ronald D. Hunter, Chair James H. Steane II	▪ Acts for our Board of Directors in the management of our business when action is required between Board of Directors meetings.	0
Dainforth B. French	▪ Committee meets as necessary.
	▪ All actions by committee are reported at the next Board of Directors meeting.

Audit: James H. Steane II, Chair Dainforth B. French	▪ Reviews the results and scope of the audit and other services provided by our independent auditors to our Board of Directors.	4
	▪ Monitors the effectiveness of the audit effort and financial reporting as well as the adequacy of financial and operating controls.

Compensation: Dainforth B. French, Chair	▪ Approves compensation objectives and policies for all employees.	0
James H. Steane II	▪ Responsible for developing and making recommendations to our Board of Directors with respect to our executive compensation policies.
	▪ Determines periodically and recommends to our Board of Directors the base cash compensation for our Chief Executive Officer and other executive officers.
	▪ Reports to shareholders on executive compensation items as required by the Securities and Exchange Commission.

Nominating: Dainforth B. French, Chair James H. Steane II	▪ Recommends qualified candidates for election as officers and directors of the Company.	0
What Procedures are Employed by the Nominating Committee?
    The Nominating Committee acts pursuant to a written charter (a copy of which may be viewed on the Company’s website located at www.sman.com under Investor Relations), which specifies a process for identifying and evaluating nominees for director, including nominees recommended by shareholders. In this regard, the Charter provides that in considering the recommendation of candidates for the Board:
•	the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time;

•	the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and

•	the Committee shall evaluate nominees for election to the Board submitted by shareholders in accordance with procedures adopted by the Committee, our Bylaws, and applicable law.
    The Nominating Committee recommended the four directors proposed for election at the Annual Meeting, which was unanimously approved by the full Board of Directors, including unanimous approval by the independent directors.

What are the minimum qualifications required to serve on our Board of Directors?
     The Committee has adopted a policy to provide that all members of the Board must possess the following minimum qualifications:
•	a director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	a director must be prepared to represent the best interests of all of our shareholders, and not just one particular constituency;

•	a director must have a record of professional accomplishment in his or her chosen field; and

•	a director must be prepared and able to participate fully in Board activities, including membership on Board committees.
What other considerations does the Nominating Committee consider?
             The Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions.
May shareholders nominate candidates for election to the Board without consideration by the Nominating Committee?
             Yes. All nominations should be submitted to: Corporate Secretary, Standard Management Corporation, 10689 N. Pennsylvania, Indianapolis, Indiana 46280, together with the written consent of the recommended person to serve as a director of the Company, if elected. Nominations must be made not less than 60 nor more than 90 days prior to the Annual Meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure was made.
What are the functions and who are the members of our Audit Committee?
             Our Audit Committee’s primary responsibility is to engage our independent auditor and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee’s charter, which is available on our website. Our Board of Directors has determined that the members of the Audit Committee, James H. Steane II (chair) and Dainforth B. French, Jr., are independent directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards (although our shares are no longer listed on Nasdaq). The Board of Directors has also determined that James H. Steane is an “audit committee financial expert” as defined in rules adopted under the Securities Exchange Act of 1934. The Audit Committee held 4 meetings during the last fiscal year.
Who are the members of our Compensation Committee?
             The members of our Compensation Committee are listed below. Each of them is a non-employee director for purpose of Rule 16b-3 under the Securities Exchange Act of 1934.
James H. Steane II
Dainforth B. French, Jr., Chairman
What are the functions of the Compensation Committee?
             The Compensation Committee is responsible for, among other things:
•	Reviewing annually and approving the Company’s compensation and benefits philosophy and strategy to ensure that our employees are treated equitably and rewarded appropriately for their contributions to the Company’s growth and profitability;

•	Ensuring that our executive compensation strategy supports the Company’s objections and stockholder interests;

•	Reviewing the Company’s compensation and benefit programs and policies, including design, administration, participation and compliance;

•	Reviewing and approving company-wide annual and long-term cash or equity incentive compensation plans and ensuring they are administered in a manner consistent with our compensation strategy;

•	Reviewing and approving corporate goals and objectives for our executive officers’ compensation, including annual and long-term performance objectives; and

•	Reviewing and approving the individual elements of total compensation for our executive officers and key management.
           The Compensation Committee did not meet in 2006.
           The Compensation Committee’s charter is available on the Company’s website at www.sman.com.

COMPENSATION OF DIRECTORS
How are Directors compensated?
Cash compensation:
•	Each of our non-employee directors receives an annual cash retainer of $22,500.

•	Our non-employee directors also receive $1,000 per Board of Directors meeting or Board of Directors Committee meeting attended in person.

•	All non-employee directors are reimbursed for expenses incurred in connection with their services as directors.
Stock compensation:
•	Our Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director.

•	Each such option will be exercisable for ten years and may expire earlier upon termination of directorship.
          Our officers do not receive an annual retainer, meeting fees, shares of common stock or other compensation for service as directors or for service on Committees of our Board of Directors.
Are other fees/compensation paid to Directors?
          No.
          In the table set forth below, we have set forth information regarding the compensation received by each of our directors who is not an officer or employee of the Company, for the year ended December 31, 2006.
DIRECTOR COMPENSATION TABLE

	Fees Earned or		All Other
	Paid in Cash	Option Awards[1]	Compensation[2]	Total
Name	($)	($)	($)	($)
James H. Steane II	34,400	—	8,600	43,000

Dainforth B. French, Jr.	43,000	—	—	43,000

1 As of December 31, 2006, Mr. Steane and Mr. French held the options to purchase shares set forth in the table below, all of which were exercisable:

	Number of Securities
	Unexercised Underlying
	Options	Option Exercise Price
Name	(#)	($)	Option Expiration Date
James H. Steane II	25,500	2.05	8/17/2015

Dainforth B. French, Jr.	25,000	2.05	8/17/2015

[2]	Represents Mr. Steane’s contributions to Company’s deferred compensation program.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT AUDITORS
Audit Committee Report
          Our Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. The Audit Committee charter may also be viewed on our website, www.sman.com under Investor Relations. In accordance with its written charter, the Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
          The Audit Committee reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures from the Company’s independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee also has discussed with the independent auditors their independence from management and the Company and considered the compatibility of non-audit services with the auditors’ independence.
          The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
          Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of our independent auditors.
          Our Board has determined that the members of the Audit Committee are all independent as contemplated by the listing standards of Nasdaq as currently in effect and satisfy the Nasdaq Marketplace Rules relating to financial literacy and experience. Our Board of Directors has further determined that James H. Steane II satisfies the criteria for being an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.
          James H. Steane II, Audit Committee Chair
          Dainforth B. French, Audit Committee Member

Fees Paid to Independent Auditors
          Subject to its discretion to appoint alternative auditors if deemed appropriate, the Audit Committee has retained BDO Seidman, LLP as auditors for the current fiscal year.
          The following table sets forth the fees paid to the Company’s independent registered public accounting firm, BDO Seidman, LLP:

	2006	2005
Audit fees	$369,980	$293,070

Audit-related fees	15,625	—

Tax fees	1,500	28,385

All other fees	—	—
          Audit Fees are fees for professional services rendered by our independent registered public accountants for the audit of our annual financial statements, review of our quarterly financial statements and services related to our 2006 filing of various proxy and registration statements.
          Audit-Related Fees are fees for professional services rendered by our independent registered public accountants for auditing of our employee benefit plan.
          Tax Fees are fees for professional services rendered by our independent registered public accountants for tax compliance, tax advice and tax planning. Services performed in this category included the review of our federal income tax returns.
          All Other Fees are fees for professional services not included in the first three categories.
          Each of the above services was approved by our Audit Committee. Each engagement of the independent registered public accounting firm to perform audit or non-audit services must be approved in advance by our Audit Committee or by its Chairman pursuant to delegated authority.
          Policy for Approval of Audit and Non-Audit Services. The Audit Committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent auditors, which approval policy describes the procedures and the conditions pursuant to which the Audit Committee may grant general pre-approval for services proposed to be provided by our independent auditors.
          All services provided by our independent auditors, both audit and non-audit, must be approved by the Audit Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether service is consistent with maintaining the independence of the independent auditors. The Audit Committee will also consider whether the independent auditors are best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.
          Representatives of BDO Seidman LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of our 2006 consolidated financial statements.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Policy
The objectives of our executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with our success by placing a portion of pay at risk with payout dependent upon corporate performance.
          The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon our annual and long-term performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.
          The 2002 Stock Incentive Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of common stock subject to any award made under the 2002 Stock Incentive Plan is a function of salary and position in our Company. As with the determination of base salaries and cash incentive compensation, the Compensation Committee exercises subjective judgment and discretion in view of its general policies. The Compensation Committee acts in accordance with guidelines established in the 2002 Stock Incentive Plan. Our long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of our stock price. Awards are made at a level calculated to be competitive within the pharmacy industry, as well as a broader group of companies of comparable size and complexity.
The Compensation Committee’s Processes
          During 2006, the Company was and continues to be in a transitional mode since selling its entire financial services platform in 2004 and 2005. Because the Company has entered a developmental stage, it is difficult to design and implement executive compensation programs that will achieve the objectives set forth above. However, the Compensation Committee utilizes a number of processes in determining executive compensation. Among those are:
          Assessment of Company Performance. The Company weighs overall Company performance in making executive compensation judgments. Company profitability, revenues, customer retention and satisfaction and market penetration are all factors assessed in determining executive compensation.
          Assessment of Individual Performance. The Company has a subjective evaluation program applicable to Company personnel of all levels and grades. In addition to Company performance, under the program the Company evaluates, among other things:
•	Executive execution of corporate strategy;

•	Executive leadership;

•	Executive achievement of individual targets; and

•	Executive compliance with the Company’s corporate values.

     The Company’s Chairman reviews the individual performance of other executives and a self-evaluation report completed by each of the other executives, and makes recommendations to the Compensation Committee regarding compensation of the other executives.
          Significant Decisions. When the Company is hiring a new executive, assigning substantial new duties to a current executive or contemplating a significant change in its compensation policy, the Compensation Committee will from time to time engage in one or more of the following additional processes:
     •      Engaging Consultants. The Compensation Committee may engage the services of compensation consultants when it is considering new policies or engaging new executives. Among other things, the Compensation Committee has used consultants to compare cash and non-cash compensation programs for the Company’s executive officers with those of other companies and assess whether they are appropriate to the Company’s objectives and to ensure compensation arrangements comply with applicable law. The Compensation Committee exercises its judgment and discretion in reviewing and considering these analyses.
     •      Benchmarking. The Compensation Committee may benchmark the Company’s programs with a peer group of companies. Although changes and consolidation in the industry will change the identity of peer companies from time to time, at present the Company considers Omnicare, Pharmerica, Kindred and Option Care to be among the peer group of companies that the Company would benchmark. The Compensation Committee compares the peer companies’ executive compensation programs as a whole, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive. On an annual basis, the Compensation Committee intends to evaluate and, if appropriate, modify the peer group to ensure that it remains representative of the Company’s peers based on factors that the Compensation Committee deems appropriate.
          Total Compensation Review. Annually, the Compensation Committee reviews each executive’s base pay, bonus, and equity incentives, as well as perquisites and other compensation, and, if applicable, payments that would be required under certain severance and change-in-control scenarios.
Components of Executive Compensation for 2006
          The elements of our executive officer compensation program consist of salary, cash incentive compensation and, long-term incentive compensation, all of which are intended to attract, retain and motivate highly effective executives.
          1. Base Salary. The Compensation Committee determines base salaries using competitive market data to reflect the contribution of the individual. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with our executive officers. All salaried employees are eligible for annual merit increases based primarily on the performance of their job responsibilities and their position related to the job market. See “Employment Agreements”.
          2. Cash Incentive Compensation. Cash incentive compensation is designed to motivate our executives to attain short-term and long-term corporate goals. These awards are designed to reward the attainment of specific performance measures during a fiscal year. Annual cash bonuses are paid to our executives in accordance with their respective employment agreements.
          3. Long-term Incentive Compensation. Long-term incentive compensation is provided to executives and other employees through the 2002 Stock Incentive Plan. The objectives of the Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareowner return, and to enable executives to develop and maintain a significant, long-term ownership position in common stock.
          4. Deferred Compensation. Deferred compensation provides funds for retirement or death for certain of our executive officers, directors and management employees (and their beneficiaries). It is intended that the deferred compensation plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement. This deferred compensation plan is intended to qualify for the exemptions described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.
          5. Perquisites. The Company provides certain limited perquisites or personal benefits to its executive officers.
          Most of the Company’s executive officers receive matching contributions to the Company’s 401(k) plan. The 401(k) matching contributions are made on the same terms available to all participants in the plan.
          Severance Benefits
          The employment agreements we have entered into with Mr. Hunter, Dr. Knieser, and Mr. Long provide for certain payments and benefits to the named executive officer in the event that the executive officer is terminated by the Company without “cause,” or terminates his own employment with “good reason.” Each agreement provides that if the executive’s employment is terminated by the Company within a specified time after a change-in-control of the Company other than for cause, or is terminated by the executive for good reason, the executive is entitled to a lump sum payment, continued insurance benefits for a specified time, redemption of in-the-money stock options, and for Mr. Hunter, additional tax “gross up” payments to compensate the executive for the excise tax imposed by section 4999 of the Internal Revenue Code.
          The agreements are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. In addition, for executives, the agreements are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.
          Although there are some differences in benefit levels depending on the executive’s job level and seniority, the basic elements of the agreements are comparable for all executives:
          Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the agreements require a “double trigger” – a change in control followed by an involuntary loss of employment within a specified time thereafter. This is consistent with the purpose of the agreements, which is to provide executives with a guaranteed level of financial protection upon loss of employment and to provide for a smooth transition in connection with a change in control.
          Covered terminations. Executives are eligible for payments if, within a specified time after the change in control, their employment is terminated (i) without cause by the Company, or (ii) for good reason by the employee.
          Severance payment. Executives would receive a severance payment ranging from 2.99 to five times base salary, plus a similar multiple of the average bonus paid in a specified period prior to the change in control.
          Benefit continuation. Basic employee benefits such as health, dental, vision, accident, and life insurance would be continued for a specified period following termination of employment.
          Purchase of stock options. Any unexercised in-the-money stock options must be purchased by the Company for the difference between the exercise price of the option and the fair market value of the underlying shares.
          Excise tax. With respect to Mr. Hunter, in the event the payments made to the executive, or the value of other benefits received by the executive, in connection with a change in control exceeding certain limits, Section 4999 of the Internal Revenue Code imposes an excise tax on the employee. The costs of this excise tax, including related tax gross-ups, would be borne by the Company.

          Deductibility Cap on Executive Compensation
          U.S. federal income tax law prohibits the Company from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the named executive officers listed in the summary compensation table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements. Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals as reflected in the summary compensation table below. The Compensation Committee believes that all of the compensation paid to any executive officer in 2006 was fully deductible. However, the Compensation Committee may approve payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the Company’s compensation objectives and to protect shareholder interests.
          Executive Compensation Recovery Policy
          The Compensation Committee has not yet adopted an executive compensation recovery policy applicable to executive officers, but intends to adopt an appropriate plan in the near future. It is expected that under this policy, the Company may recover incentive compensation (cash or equity) that was based on achievement of financial results that were subsequently the subject of a restatement if an executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, and the effect of the wrongdoing was to increase the amount of bonus or incentive compensation. This policy will cover income related to cash bonuses and performance awards.
          Equity Ownership Requirements
          While the Company encourages all of its employees to invest in the Company, the Company does not require any executives or other employees to maintain a certain level of equity ownership in the Company. The Board of Directors believes that the decision to invest in the Company is a highly personal one, and consequently should not be mandated.
          2007 Compensation Decisions
          The Company’s 2007 compensation programs are largely unchanged from 2006.
          In connection with the Company’s sale of 20,000,000 of its shares to Mr. Schmidt in February 2007, Mr. Schmidt agreed to grant options to purchase an aggregate of 5,000,000 shares to Mr. Ronald D. Hunter, our Chief Executive Officer, Dr. Martial P. Knieser, our Executive Vice President, Corporate Development, and Mr. Mark B.L. Long, our Executive Vice President, Pharmacy Operations. For financial reporting and income tax purposes, the Company will treat the option grants by Mr. Schmidt as compensation to the three executive officers who received them.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
          THE COMPENSATION COMMITTEE:
          Dainforth B. French, Jr., Chairman
          James H. Steane II

COMPENSATION TABLES
          The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer, each person who served as chief financial officer, the two most highly compensated executive officers other than the chief executive officer and the chief financial officer receiving total compensation in excess of $100,000, and one other person who served as an executive officer (collectively, the “Named Executive Officers”) during the fiscal year ended December 31, 2006.
SUMMARY COMPENSATION TABLE

				All Other
				Compensation[4]	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)
Ronald D. Hunter, Chairman of the Board, Chief Executive Officer and President	2006	566,120	—	101,112	667,232

Daniel K. Calvert, Executive Vice President and Chief Accounting Officer[1]	2006	23,269	—	—	23,269

Michael Edwards, Vice President and Chief Financial Officer[2]	2006	65,385	—	91,678	157,063

Martial R. Knieser, Executive Vice President, Corporate Development	2006	350,998	—	998	351,996

Mark B.L. Long, Executive Vice President, Pharmacy Operations	2006	201,874	50,000	—	251,874

Stephen M. Coons, Executive Vice President, General Counsel and Secretary[3]	2006	225,079	—	52,878	277,957

[1]	Mr. Calvert became Executive Vice President and Chief Accounting Officer of the Company on October 9, 2006.

[2]	Mr. Edwards resigned as an officer effective August 17, 2006.

[3]	Mr. Coons resigned as an officer effective August 17, 2006.

[4]	The following table sets forth the items comprising “All Other Compensation” for each named executive officer.

All Other Compensation

				Company
		Imputed		Contributions	Severance
		Interest on	Insurance	to Retirement and	Payments /	Consulting
		Loan[1]	Premiums	401(k) Plans	Accruals	Fees
Name	Year	($)	($)	($)	($)	($)	Total ($)
Ronald D. Hunter	2006	38,077	43,003	20,032	—	—	101,112

Daniel K. Calvert	2006	—	—	—	—	—	—

Michael Edwards	2006	—	—	6,678	42,500	42,500	91,678

Martial R. Knieser	2006	—	998	—	—	—	998

Mark B. L. Long	2006	—	—	—	—	—	—

Stephen M. Coons	2006	—	3,801	6,577		42,500	52,878

[1]	Represents imputed interest on an interest free loan made by the Company to Mr. Hunter in 1997. The loan is “grandfathered” under the Sarbanes-Oxley Act of 2002.
          The Company did not grant any options or other equity awards in 2006.
Employment Agreements
          We have employment agreements with each of Mr. Hunter, Dr. Knieser and Mr. Long. These employment agreements terminate as follows:
•	Mr. Hunter’s employment agreement runs for a five-year period terminating on January 1, 2008, and automatically renews annually for successive five-year periods on January 1 of each year, unless either party elects not to renew in accordance with the terms of the agreement.

•	Dr. Knieser’s employment agreement terminates on June 1, 2007 and shall renew automatically for one year periods, unless either party elects not to renew in accordance with the terms of the agreement.

•	The employment agreement for Mr. Long terminates on July 1, 2007 and renews automatically for one year periods, unless either party elects not to renew in accordance with the terms of the agreement.
     If Mr. Hunter’s employment is terminated, for a period of two years thereafter, he may not:
•	Within Indiana, render any services as an agent, independent contractor, consultant or otherwise become employed in the business of selling or providing products or services sold by us or our subsidiaries.

•	Within Indiana, in any manner compete with us or with any of our subsidiaries.

•	Solicit or attempt to convert to other entities providing similar products or services provided by us, and our customers or any of our subsidiaries.
If Dr. Knieser’s employment is terminated, for a period of two years thereafter, he shall not:
•	Engage in any business which of the type so engaged in by our U.S. Health Services subsidiary or any of its subsidiaries, within the geographical area that he has been performing services for U.S. Health Services.

          Following a termination of Mr. Hunter’s employment with us, in the event of a change-in-control, Mr. Hunter would be entitled to receive a lump-sum payment equal to five times the sum of his then-current base salary, and the average amount of the bonuses paid to him for the five preceding fiscal years. Mr. Hunter would also be entitled to receive a lump-sum payment equal to the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by us and held by Mr. Hunter on the date of termination, whether or not such options are then exercisable, by the greater of (1) the highest sales price of the common stock during the preceding six-month period, and (2) the highest price paid to the holders of our common stock whereby the change in control takes place.
          Following a termination of Dr. Knieser’s or Mr. Long’s employment with us in the event of a change-in-control, Dr. Knieser or Mr. Long would be entitled to receive a lump sum payment equal to 2.99 times his then-current base salary, plus the average amount of bonuses paid to him for the three preceding fiscal years.
          We are or may be obligated to pay a bonus to the executive officers as follows:
•	Mr. Hunter receives a bonus equal to 3% of our annual earnings, before interest and taxes.

•	Dr. Knieser and Mr. Long each may receive a bonus for his performance at the discretion of the Chairman of the Board and upon approval of the Compensation Committee.

Outstanding Equity Awards
          The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2006, the end of our last fiscal year.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Ronald D. Hunter	183,000	—		2.05	8/17/2015
	250,000	—	—	3.20	4/22/2013
	180,000	—	—	2.15	6/10/2009
	105,000	—	—	6.50	10/29/2007

Daniel K. Calvert	—	—	—	—	—

Michael Edwards	—	—	—	—	—

Martial R. Knieser	10,000	—	—	2.05	8/17/2015
	100,000	—	—	3.70	6/01/2014
	1,500	—	—	7.61	6/06/2012
	1,500	—	—	5.49	6/19/2011
	500	—	—	7.38	6/08/2010
	500	—	—	4.13	6/07/2010
	500	—	—	6.06	6/10/2009
	40,000	—	—	6.50	10/29/2007

Mark B. L. Long	13,000	—	—	2.05	8/17/2015
	25,000	—	—	3.60	7/01/2014

Stephen M. Coons	—	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION TABLE

Aggregate Earnings in Last
Fiscal Year
Name	($)
Ronald D. Hunter	—

Daniel K. Calvert	—

Michael Edwards	—

Martial R. Knieser	—

Mark B. L. Long	—

Stephen M. Coons	4,833
Potential Payments upon Termination or Change in Control
          The employment agreements we have entered into with Mr. Hunter, Dr. Knieser and Mr. Long provide for certain payments and benefits to the named executive officer in the event that executive officer is terminated by the Company under certain circumstances, including following a change in control of the Company. We have set forth below, for each named executive officer, a description of the payments they would have received had the events described below occurred on December 31, 2006, the last day of our most recently completed fiscal year.
          Ronald D. Hunter. If Mr. Hunter had been terminated due to permanent and total disability or terminated his employment for good reason, he would have been entitled to receive a lump sum payment of $4,107,617 and forgiveness of an interest-free loan having an outstanding principal balance of $775,500.
          If the Company had terminated Mr. Hunter without cause or Mr. Hunter terminated his employment for good reason within five years following a change in control of the Company, Mr. Hunter would have been entitled to receive a lump sum payment of $4,107,617 and forgiveness of an interest-free loan having an outstanding principal balance of $775,500. He also would have been entitled to continued health and welfare benefits for five years having a present value of approximately $60,490, and a tax gross up payment equal to approximately $1,897,174.
          Martial R. Knieser. If Dr. Knieser had been terminated without cause, he would have been entitled to the salary due for the remainder of his employment term, payable in installments in accordance with the Company’s payroll practices, a total of $175,000. He also would have been titled to continued health and welfare benefits for the balance of the agreement term, having a present value of approximately $4,250.
          If Dr. Knieser had terminated his employment after the Company relocated its principal office outside Hamilton County, Indiana, or his employment is terminated without cause within six months following a change in control, he would have been entitled to a lump sum payment of $1,046,500.
          Mark B. L. Long. If Mr. Long had been terminated without cause, he would have been entitled to the salary due for the remainder of his employment term, payable in installments in accordance with the Company’s payroll practices, a total of $210,000. He also would have been titled to continued health and welfare benefits for the balance of the agreement term, having a present value of approximately $8,940.
          If Mr. Long had terminated his employment after the Company relocated its principal office outside Hamilton County, Indiana, or his employment is terminated without cause within six months following a change in control, he would have been entitled to a lump sum payment of $690,192.
          Change in Control. A “change in control” of the Company occurs if:

•	any individual, entity or group becomes the beneficial owner of 15% or more of the voting power of the Company’s outstanding shares;

•	the current members of the Board of Directors of the Company (or persons approved by at least a majority of the current directors) cease to constitute at least a majority of the board;

•	the Company is a party to a merger or other reorganization that results in less than 60% of the outstanding shares or voting power of the surviving corporation being held by persons who were not our shareholders immediately prior to the merger;

•	our Board of Directors approves a liquidation or dissolution of the Company or a sale or other disposition of at least 15% of our assets.

Cause. With respect to Mr. Hunter, “cause” generally means:

•	the persistent failure or refusal by the executive to comply with his employment agreement;

•	any act of fraud or dishonesty resulting in gain to the executive at the Company’s expense;

•	any felony conviction; or

•	the persistent unexcused absence of the executive from his employment.

With respect to Dr. Knieser and Mr. Long, “cause” also includes:

•	any felony indictment;

•	substance abuse; and

•	breach of his employment agreement.

Good Reason. With respect to Mr. Hunter, “Good Reason” means:

•	any change in the duties or responsibilities of the executive that is not a promotion;

•	assignment of duties inconsistent with the executive’s status;

•	removal of executive from any positions held by him;

•	any breach by the Company of the executive’s employment agreement;

•	with respect to a change in control, executive is no longer able to exercise the authority exercised immediately before the change in control;

•	the Company’s principal executive offices are moved outside Hamilton County, Indiana, or the counties contiguous to Hamilton County;

•	with respect to any change in control, any substantial increase in required travel;

•	the failure by the Company to continue to provide substantially similar benefits under health and welfare plans;

•	with respect to a change in control, the failure of the Company to obtain the agreement of any successor to perform all of the Company’s obligations under his employment agreement; or

•	any request by the Company that the executive participate in an unlawful act.

In calculating the amounts shown above for each named executive, we have made the following assumptions:
•	Excise Tax Gross Up. We have assumed a combined 40% rate of federal and state income taxes and Medicare tax, and a 20% excise tax under Section 4999 of the Internal Revenue Code.

•	Health and Welfare Benefits. We have assumed our current cost of health benefits will increase by 15% per year, and our current cost of life insurance will increase at a rate of 10% per year. We assumed a discount rate of 7% to calculate the present value of the benefits.

•	Option Payments. Because all of our outstanding options have exercise prices greater than the fair market value of our shares at December 31, 2006, we have assumed that options that the Company is required to redeem in certain circumstances, including a change in control, have a value of zero.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          Our Compensation Committee members are Mr. Steane and Mr. French, each of whom is independent directors under Nasdaq listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such an interlocking relationship existed in the past.

STOCK OWNERSHIP
COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL SHAREHOLDERS
          The following table sets forth certain information as of July 20, 2007 with respect to ownership of our outstanding common stock by:
•	all persons known to us to own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	the executive officers named in the executive compensation tables in this proxy statement; and

•	all of our executive officers and directors as a group.

	Number of
Name	Shares Owned (1)	Percent
Ronald D. Hunter (2)	4,405,187	10.05

Daniel K. Calvert	0	*

Martial R. Knieser (3)	2,940,466	6.80

Mark B.L. Long (4)	1,056,590	2.45

Stephen M. Coons	34,100	*

Dainforth B. French, Jr. (5)	86,400	*

James H. Steane II (6)	28,500	*

Sam Schmidt (7)	20,000,000	46.40

Dennis F. King	0	*

All current directors and executive officers as a group (8) (6 Persons)	23,517,143	53.37

*	Represents less than one percent.

(1)	The information set forth in this table with respect to our common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. The percentages are based upon 40,261,919 shares outstanding as of July 20, 2007. The percentages for each of those parties who hold options exercisable within 60 days of July 20, 2007 are based upon the sum of 40,261,919 shares plus the number of unissued shares subject to such options held by each such party, as indicated in the following notes.

(2)	Include 415,203 shares held in the Standard Management 401(k) Plan, with respect to which Mr. Hunter shares voting power as a result of being a trustee under the plan, and 7,445 shares beneficially owned by Mr. Hunter’s spouse/child, as to which Mr. Hunter disclaims beneficial ownership. Also includes 718,000 unissued shares subject to options exercisable within 60 days of July 20, 2007, and 3,000,000 shares subject to an option to purchase outstanding shares from Sam Schmidt.

(3)	Includes 155,000 unissued shares subject to options exercisable within 60 days of July 20, 2007, and 1,000,000 shares subject to an option to purchase outstanding shares from Sam Schmidt.

(4)	Includes 38,000 shares subject to options exercisable within 60 days of July 20, 2007, and 1,000,000 shares subject to an option to purchase outstanding shares from Sam Schmidt.

(5)	Includes 10,000 shares held by Mr. French’s family, as to which Mr. French disclaims beneficial ownership. Also includes 25,000 shares subject to options exercisable within 60 days of July 20, 2007.

(6)	Includes 25,500 shares subject to options exercisable within 60 days of July 20, 2007.

(7)	In March 2007, Mr. Sam Schmidt and certain investors related to Mr. Schmidt completed the purchase of 20,000,000 shares of stock at a purchase price of $.10 per share. Includes an aggregate of 5,000,000 shares with respect to which Mr. Schmidt has granted options to Mr. Hunter, Dr. Knieser and Mr. Long.

(8)	Includes a total of 961,500 shares subject to options exercisable within 60 days of July 20, 2007.

GENERAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us and written representations from certain Reporting Persons, except for a report on Form 4 filed by Mr. Hunter on September 26, 2006 that was due on September 22, 2006, we believe that during fiscal year 2006 our Reporting Persons complied with all filing requirements applicable to them.
ANNUAL REPORT
          Our Annual Report and Form 10-K for 2006 is being mailed to the shareholders with this Proxy Statement, but is not part of the proxy solicitation material.
SOLICITATION BY BOARD; EXPENSES OF SOLICITATION
          The proxy card accompanying this proxy statement is solicited by the board of directors. Proxies may be solicited by officers, directors or other employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, facsimile or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting material to their principals. All costs of soliciting proxies will be paid by the Company.
SHAREHOLDER PROPOSALS
          In order for a proposal by shareholder to be included in the Proxy Statement and Proxy for the annual meeting to be held in 2008, such proposal must be received by us at our principal executive office, to the attention of the Secretary, no later than April 15, 2008 (which is 120 days prior to the anniversary of the mailing date of this Proxy Statement), assuming that the date of the annual meeting to be held in 2008 is not changed by more than 30 days from the date of this year’s annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. The determination by us as to whether we will oppose inclusion of any proposal in our Proxy Statement and Proxy will be made on a case-by-case basis in accordance with the judgment of the Board and the rules and regulations promulgated by the SEC. Proposals received after April 15, 2008 will not be considered for inclusion in our proxy materials for the annual meeting in 2008.
          Pursuant to the rules and regulations promulgated by the SEC, any shareholder who intends to present a proposal at the annual meeting to be held in 2008 without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention Secretary, not later than June 29, 2008 (which is 45 days prior to the anniversary of the mailing date of this Proxy Statement) of the intention to present the proposal. Otherwise we may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by our Board and delivered in connection with the meeting. In addition, pursuant to our bylaws, in order to present a proposal, a shareholder must provide notice to the Secretary of the Company not less than 60 nor more than 90 days prior to the meeting of the intention to make the proposal; provided that in the event less than 75 days notice of the meeting is given, notice by the shareholder to be timely must be received by the close of business on the tenth day following the notice date.

OTHER BUSINESS
          Our Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting. If any other matters should properly come before the meeting the proxy card, if executed and returned, gives discretionary authority to the persons named in the proxy card and it is intended that such persons will vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Ronald D. Hunter
Chairman of the Board, President and Chief Executive Officer

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
FOR all nominees listed WITHHOLD AUTHORITY 1. ELECTION OF DIRECTORS written to the lpeft)
to vote for all nominees Nominees: 01 Ronald Hunter* 02 James H. Steane II* 03 Sam Schmidt** 04 Dennis F. King**
* ELECTION OF CLASS III DIRECTORS FOR A TERM OF THREE YEARS
** ELECTION OF CLASS II DIRECTORS FORATERM OF TWO YEARS INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space below.)
Please date and sign this Proxy exactly as name(s) appears on the mailing label.
Signature Signature Date
NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET http://www.proxyvoting.com/sman
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

STANDARD MANAGEMENT CORPORATION
10689 NORTH PENNSYLVANIA
INDIANAPOLIS, INDIANA 46280
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS.
The undersigned shareholder of Standard Management Corporation (the “Company”) does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint Ronald D. Hunter and Mark B. L. Long, or either of them, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of the Company, to be held on Friday, September 7, 2007 at 9:00 a.m. (local time) in the Browning Auditorium at 10689 North Pennsylvania Street, Indianapolis, Indiana 46280, and at any adjournment or postponement thereof, as follows:
(Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE
You can now access your Standard Management Corporation account online. Access your Standard Management Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for Standard Management Corporation, now makes it easy and convenient to get current information on your shareholder account.
? View account status ? View certificate history ? View book-entry information
• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form ? Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC ****TRY IT OUT**** www.melloninvestor.com/isd/ Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163